Exhibit 10.22

[CERUS LETTERHEAD]

Mr. C.J. Hogeboom

[Home Address Omitted]

Amersfoort, 11th January 2012

Dear Caspar,

This letter is to formalize that Cerus Europe B.V. agreed to pay your home telephone and internet expenses upon your commencement date of employment, being 8th March 2006.

Kind regards,

Cerus Europe B.V.

/s/ William Greenman
William “Obi” Greenman
Director